EXECUTION VERSION

REVOLVING CREDIT, TERM LOAN

AND

SECURITY AGREEMENT

PLATINUM PARTNERS VALUE ARBITRAGE FUND, L.P.

(AS AGENT AND AS REVOLVING CREDIT LENDER)

AND

THE OTHER LENDERS PARTY HERETO

(AS TERM LOAN LENDERS)

WITH

ABSOLUTE LIFE SOLUTIONS, INC.

(BORROWER)

July 31, 2012

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS	1
1.1	Accounting Terms.	1
1.2	General Terms.	1
1.3	Uniform Commercial Code Terms.	15
1.4	Certain Matters of Construction.	15

ARTICLE II	ADVANCES, PAYMENTS	16
2.1	Revolving Advances.	16
2.2	Procedure for Revolving Advances Borrowings.	16
2.3	Term Loan.	17
2.4	Disbursement of Advance Proceeds; Repayment of Advances.	17
2.5	Repayment of Excess Advances.	18
2.6	Statement of Account.	18
2.7	Additional Payments.	18
2.8	Manner of Borrowing and Payment.	19
2.9	Voluntary Prepayments.	20
2.10	Use of Proceeds.	21

ARTICLE III	INTEREST AND FEES	21
3.1	Interest.	21
3.2	Computation of Interest and Fees.	21
3.3	Maximum Charges.	21
3.4	Increased Costs.	22
3.5	Capital Adequacy.	22
3.6	Gross Up for Taxes.	23
3.7	Withholding Tax Exemption.	23
3.8	Survival of Obligations.	24

ARTICLE IV	COLLATERAL; GENERAL TERMS	24
4.1	Security Interest in the Collateral.	24
4.2	Perfection of Security Interest.	25
4.3	Pledged Interests.	26
4.4	Disposition of Collateral.	27
4.5	Preservation of Collateral.	28
4.6	Ownership of Collateral.	28
4.7	Defense of Agent’s and Lenders’ Interests.	29
4.8	Books and Records.	29
4.9	Financial Disclosure.	30
4.10	Compliance with Laws.	30
4.11	Inspection of Premises.	30
4.12	Insurance.	31
4.13	Failure to Pay Insurance.	31
4.14	Payment of Taxes.	32

i

4.15	Payment of Leasehold Obligations.	32
4.16	Payment of Premiums.	32
4.17	Exculpation of Liability.	32
4.18	Environmental Matters.	33
4.19	Financing Statements.	34
4.20	Appraisals.	34

ARTICLE V	REPRESENTATIONS AND WARRANTIES	35
5.1	Authority.	35
5.2	Formation and Qualification.	35
5.3	Survival of Representations and Warranties.	36
5.4	Tax Returns.	36
5.5	Entity Name and Locations.	36
5.6	O.S.H.A. and Environmental Compliance.	36
5.7	Financial Condition; No Litigation, Violation, Indebtedness or Default.	37
5.8	Licenses and Permits.	37
5.9	Default of Indebtedness.	37
5.10	No Default.	37
5.11	No Burdensome Restrictions.	37
5.12	Margin Regulations.	38
5.13	Financial Condition; No Material Adverse Change.	38
5.14	Disclosure.	38
5.15	Conflicting Agreements.	38
5.16	Application of Certain Laws and Regulations.	38
5.17	Business and Property of Borrower.	39
5.18	Anti-Terrorism Laws.	39
5.19	Trading with the Enemy.	40
5.20	Equity Interests.	40
5.21	Commercial Tort Claims.	40
5.22	Letter of Credit Rights.	40
5.23	Material Contracts.	40
5.24	SEC Documents, Financial Statements.	40

ARTICLE VI	AFFIRMATIVE COVENANTS	41
6.1	Payment of Fees.	41
6.2	Conduct of Business and Maintenance of Existence and Assets.	41
6.3	Violations.	41
6.4	Execution of Supplemental Instruments.	42
6.5	Payment of Indebtedness.	42
6.6	Standards of Financial Statements.	42
6.7	Compliance With Asset Documents and Operating Policies and Practices.	42
6.8	Perfection of Security Interest in Policies.	42
6.9	Registration and Listing.	42

ARTICLE VII	NEGATIVE COVENANTS	43
7.1	Merger, Consolidation, Acquisition and Sale of Assets.	43
7.2	Creation of Liens.	43

ii

7.3	Guarantees.	43
7.4	Investments.	43
7.5	Loans.	43
7.6	Capital Expenditures.	43
7.7	Dividends and Distributions; Other Payments.	44
7.8	Indebtedness.	44
7.9	Nature of Business.	44
7.10	Transactions with Affiliates.	44
7.11	Leases.	44
7.12	Subsidiaries.	44
7.13	Fiscal Year and Accounting Changes.	44
7.14	Pledge of Credit.	44
7.15	Amendment of Organizational Documents.	45
7.16	ERISA Plans.	45
7.17	Prepayment of Indebtedness.	45
7.18	Anti-Terrorism Laws.	45
7.19	Restrictive Agreements	45
7.20	Trading with the Enemy Act.	45
7.21	Additional Negative Pledges.	46

ARTICLE VIII	CONDITIONS PRECEDENT	46
8.1	Conditions to Initial Advances	46
8.2	Conditions to Each Advance	47

ARTICLE IX	INFORMATION AS TO BORROWERS	48
9.1	Disclosure of Material Matters.	48
9.2	Environmental Reports.	48
9.3	Litigation.	48
9.4	Material Occurrences.	48
9.5	Annual Financial Statements.	48
9.6	Quarterly Financial Statements.	49
9.7	Other Reports.	49
9.8	Additional Information.	49
9.9	Notice of Suits, Adverse Events.	49
9.10	Additional Documents.	49

ARTICLE X	EVENTS OF DEFAULT	50
10.1	Nonpayment.	50
10.2	Breach of Representation.	50
10.3	Financial Information.	50
10.4	Judicial Actions.	50
10.5	Noncompliance.	50
10.6	Judgments.	50
10.7	Bankruptcy.	51
10.8	Inability to Pay.	51
10.9	Material Adverse Effect.	51
10.10	Lien Priority.	51

iii

10.11	General Cross Default.	52
10.12	Change of Control.	52
10.13	Invalidity.	52
10.14	Licenses.	52
10.15	Seizures.	52

ARTICLE XI	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT	53
11.1	Rights and Remedies.	53
11.2	Agent’s Discretion.	54
11.3	Setoff.	55
11.4	Rights and Remedies not Exclusive.	55
11.5	Allocation of Payments After Event of Default.	55

ARTICLE XII	WAIVERS AND JUDICIAL PROCEEDINGS	56
12.1	Waiver of Notice.	56
12.2	Delay.	56
12.3	Jury Waiver.	56

ARTICLE XIII	EFFECTIVE DATE AND TERMINATION	57
13.1	Term.	57
13.2	Termination.	57

ARTICLE XIV	REGARDING AGENT	57
14.1	Appointment.	57
14.2	Nature of Duties.	58
14.3	Lack of Reliance on Agent and Resignation.	58
14.4	Certain Rights of Agent.	59
14.5	Reliance.	59
14.6	Notice of Default.	60
14.7	Indemnification.	60
14.8	Agent in its Individual Capacity.	60
14.9	Borrower’s Undertaking to Agent.	61
14.10	No Reliance on Agent’s Obligor Identification Program.	61
14.11	Other Agreements.	61

ARTICLE XV	MISCELLANEOUS	61
15.1	Governing Law.	61
15.2	Entire Understanding.	62
15.3	Successors and Assigns; Participations; New Lenders.	63
15.4	Application of Payments.	65
15.5	Indemnity.	65
15.6	Notice.	66
15.7	Survival.	67
15.8	Severability.	67
15.9	Expenses.	68
15.10	Injunctive Relief.	68
15.11	Damages.	68

iv

15.12	Captions.	68
15.13	Counterparts; Facsimile Signatures.	68
15.14	Construction.	69
15.15	Certifications From Banks and Participants; USA PATRIOT Act.	69

v

List of Exhibits and Schedules

Exhibits

Exhibit 1.2(a)	Compliance Certificate
Exhibit 2.2	Form of Advance Request
Exhibit 15.3	Commitment Transfer Supplement

Schedules

Schedule 1.2(a)	Policies
Schedule 1.2(b)	Preferred Shares; Warrants
Schedule 1.2(c)	Policy File
Schedule 1.2(d)	Pledged Stock
Schedule 4.6(a)	Policy Co-Owners
Schedule 4.6(d)	Places of Business; Chief Executive Offices; Locations of Real Property
Schedule 5.1	Consents
Schedule 5.2	States of Formation, Qualification and Good Standing
Schedule 5.4	Federal Tax Identification Number; Tax Returns
Schedule 5.5	Prior Names
Schedule 5.7	Litigation
Schedule 5.20	Equity Interests
Schedule 5.21	Commercial Tort Claims
Schedule 5.22	Letter of Credit Rights
Schedule 5.23	Material Contracts

vi

REVOLVING CREDIT, TERM LOAN
AND
SECURITY AGREEMENT

Revolving Credit, Term Loan and Security Agreement dated as of July 31, 2012 among ABSOLUTE LIFE SOLUTIONS, INC., a Nevada corporation (the “Borrower”), PLATINUM PARTNERS VALUE ARBITRAGE FUND, L.P., as initial Revolving Credit Lender and the other Persons that are now or hereafter become a party hereto (collectively, together with the Revolving Credit Lender, the “Lenders” and individually a “Lender”), and PLATINUM PARTNERS VALUE ARBITRAGE FUND, L.P., as agent for Lenders (in such capacity, the “Agent”).

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower, Lenders and Agent hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1          Accounting Terms.

As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP.

1.2          General Terms.

For purposes of this Agreement the following terms shall have the following meanings:

“Accountants” shall have the meaning set forth in Section 9.5.

“Advances” shall mean and include the Revolving Advances and the Term Loan.

“Affiliate” of any Person shall mean (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

2

“Agreement” shall mean this Revolving Credit, Term Loan and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Terrorism Laws” shall mean any Applicable Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, the Applicable Laws comprising or implementing the Bank Secrecy Act, and the Applicable Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Applicable Laws may from time to time be amended, renewed, extended, or replaced).

“Applicable Law” shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Appraisal” shall mean an appraisal performed by an appraiser selected by Agent, in form and substance satisfactory to Agent.

“Authority” shall have the meaning set forth in Section 4.18(d).

“Benefited Lender” shall have the meaning set forth in 2.8(d).

“Blocked Person” shall have the meaning set forth in Section 5.18(b).

“Borrower” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

“Borrower’s Account” shall have the meaning set forth in Section 2.6.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York.

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, which in accordance with GAAP, would be classified as capital expenditures.

“Capitalized Lease Obligation” shall mean any Indebtedness of Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

3

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Applicable Law, (b) any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Body or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Body; provided however, for purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines and directives in connection therewith are deemed to have gone into effect and adopted after the date of this Agreement, and provided further, for purposes of Section 3.5, all requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities with respect to capital adequacy shall be deemed to be a Change in Law regardless of the date adopted, issued, promulgated or implemented.

“Change of Control” shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of or the power to vote fifty percent (50%) or more of the Equity Interests of Borrower entitled to vote for the election of directors of Borrower (on a fully diluted basis), or (b) any merger, consolidation or sale of substantially all of the property or assets of Borrower. For purposes of this definition, “control” of any Person shall mean the power, direct or indirect (x) to vote fifty percent (50%) or more of the Equity Interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of such Person or (y) to direct or cause the direction of the management and policies of such Person by contract or otherwise.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, Borrower or any of its Affiliates.

“Closing Date” shall mean July 31, 2012 or such other date as may be agreed to by the parties hereto.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collateral” shall mean all of Borrower’s right, title and interest in and to all of the following property and interests in property, in each case whether tangible or intangible and whether now owned or existing or hereafter arising or acquired and wheresoever located:

(a)          all Policies, Records and other property and interests in property related thereto or pledged as collateral therefor, including, without limitation, all related Polices and all Collections and other moneys due and to become due under or in connection with any of the foregoing (whether in respect of principal, interest, fees, expenses, indemnities, death benefits or otherwise);

4

(b)          all right, title and interest of Borrower in, to and under all Policy Documents, including, without limitation, all other moneys due and to become due under or in connection with any of the foregoing (whether in respect of principal, interest, fees, expenses, indemnities, or otherwise);

(c)          all right, title and interest of Borrower in, to and under all bank and similar accounts relating to the collection of Policies and other Collateral and all funds held therein or in such other accounts, and all investments made with funds in such accounts;

(d)           (i) all of the Pledged Stock, (ii) all additional equity interests or securities at any time distributed or issued by Infinity to Borrower (together with the Pledged Stock described in clause (i), the “Pledged Interests”); (iii) the certificates (if any) from time to time evidencing all of the Pledged Interests (collectively, the “Pledged Certificates”); (iv) all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests; and (v) all proceeds of any of the foregoing (including, without limitation, proceeds constituting any property of the types described above) (collectively, the “Pledged Collateral”);

(e)          all equipment, inventory, accounts, general intangibles, payment intangibles, instruments, investment property, documents, chattel paper, goods, moneys, letters of credit, letter of credit rights, certificates of deposit, deposit accounts and all other property and interests in property of Borrower, whether tangible or intangible and whether now owned or existing or hereafter arising or acquired and wheresoever located; and

(f)          all proceeds of the foregoing property described in clauses (a) through (f) above, including, without limitation, proceeds which constitute property of the type described in clauses (a) through (f) above and, to the extent not otherwise included, all (i) payments under any insurance policy (whether or not Agent or any Lender is the loss payee thereof), indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing and (ii) interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for or on account of the sale or other disposition of any or all of the then existing Collateral.

“Collections” shall mean (a) all cash collections and other cash proceeds of any Policy included in the Collateral, including, without limitation, all Net Death Benefits and all prepayments, recoveries, investment earnings, insurance proceeds, fees and other cash proceeds with respect to such Policy available for application to amounts payable in respect of such Policy, and (b) all other cash collections and other cash proceeds of the Collateral.

“Commitment Percentage” shall mean (i) as to each Revolving Credit Lender, its Revolving Credit Commitment Percentage and (ii) as to each Term Loan Lender, its Term Loan Commitment Percentage.

5

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 15.3, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender (i) purchases and assumes all or a portion of the obligation of a transferor Lender holding a Revolving Credit Commitment Percentage to make Revolving Advances under this Agreement and/or (ii) purchases all or a portion of a transferor Lender’s interests in the Revolving Advances and/or Term Loan.

“Compliance Certificate” shall mean a compliance certificate substantially in the form of Exhibit 1.2(a) to be signed by the President, Chief Executive Officer or Chief Financial Officer of Borrower, which shall state that, based on an examination sufficient to permit such officer to make an informed statement, (i) no Default or Event of Default exists, or if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and (ii) that to the best of such officer’s knowledge, Borrower is in compliance in all material respects with all federal, state and local Environmental Laws, or if such is not the case, specifying all areas of non-compliance and the proposed action the Borrowers will implement in order to achieve full compliance.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on Borrower’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement or the Other Documents, including any Consents required under all applicable federal, state or other Applicable Law.

“Consolidated” or “consolidated” with reference to any term defined herein, shall mean that term as applied to the accounts of the Company and all of its consolidated Subsidiaries, consolidated in accordance with GAAP.

“Contract Rate” shall have the meaning set forth in Section 3.1.

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Environmental Complaint” shall have the meaning set forth in Section 4.19(d) hereof.

“Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

6

“Equity Interests” of any Person shall mean any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the “issuer”) or under the applicable laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as applicable; (i) all economic rights (including all rights to receive dividends and distributions), (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer, (iii) all management rights with respect to such issuer, (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer, (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer, (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s), managing member(s) and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time, (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or applicable state law and (ix) all certificates evidencing such Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“Event of Default” shall have the meaning set forth in ARTICLE X.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” shall mean, with respect to Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.7, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.6.

7

“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Body” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” shall mean any Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations, and “Guarantors” shall mean collectively all such Persons.

“Guaranty” shall mean any guaranty of the obligations of Borrower executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent.

“Hazardous Discharge” shall have the meaning set forth in Section 4.18(d).

“Hazardous Substance” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Indebtedness” of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

8

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Infinity” shall mean Infinity Augmented Reality LLC, a Nevada limited liability company.

“Insured” shall mean the named insured under a Policy.

“Leasehold Interests” shall mean all of Borrower’s right, title and interest in and to, and as lessee of, the premises identified on Schedule 4.6.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable laws of any jurisdiction.

“Life Settlement Provider” shall mean any licensed life settlement provider approved from time to time in writing by Agent acting in its sole discretion.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business, properties or prospects of Borrower or any Guarantor, (b) Borrower’s ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof or any Guarantor’s ability to duly and punctually pay or perform its obligations under its Guaranty in accordance with the terms thereof, (c) the value of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents.

“Material Contract” shall mean any contract, agreement, instrument, permit, lease or license, written or oral, of Borrower, which are material to Borrower’s business or which, the failure to comply with, could reasonably be expected to result in a Material Adverse Effect.

“Maximum Loan Amount” shall mean $67,150,000 less repayments of the Term Loan.

“Maximum Revolving Advance Amount” shall mean $10,000,000.

9

“Multiemployer Plan” hall mean a Plan that is a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA to which contributions are required or within the preceding 5 plan years were required, by Borrower or any member of the Controlled Group.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including Borrower or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4063 or 4064 of ERISA.

“Net Death Benefit” shall mean, with respect to any Policy, as of any date of determination, the death benefit payable under such Policy net of any Policy Loan (and accrued interest) as of such date of determination.

“Obligations” shall mean and include any and all loans (including without limitation, all Advances), advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lenders or Agent or to any other direct or indirect subsidiary or affiliate of Agent or any Lender, of any kind or nature, present or future (including any interest, fees or other amounts accruing thereon or with respect thereto, and any costs and expenses of any Person payable by Borrower and any indemnification obligations payable by Borrower arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of Lenders non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, in each such case to the extent advanced to Borrower under, arising under or out of and/or related to this Agreement, the Other Documents and any amendments, extensions, renewals or increases thereto, including all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of Borrower to Agent or Lenders to perform acts or refrain from taking any action.

“Obligor” shall mean, in the case of a Policy, the related life insurance company that issued such Policy.

“Ordinary Course of Business” shall mean the ordinary course of Borrower’s business as conducted on the Closing Date.

10

“Organizational Documents” shall mean, with respect to any Person, (i) any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership of such Person, (ii) any bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and (iii) any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Originator” shall mean any originating broker or agent that arranged for the purchase or settlement of a Policy.

“Origination Agreement” shall mean an agreement in form and substance satisfactory to Agent, between Borrower and a Life Settlement Provider relating to the purchase of Policies, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Other Documents” shall mean any Security Agreement, any Guaranty, the Share Purchase Agreement and any and all other agreements, instruments and documents, including guaranties, pledges, any subordination or intercreditor agreements, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, each as may be amended, modified supplemented or restated from time to time.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Payee” shall mean Agent, any Lender, any assignee of any Lender or any Participant.

“Payment Office” shall mean initially 152 West 57th Street, 4th Floor, New York NY 10019; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing and to each Lender to be the Payment Office.

“Pension Benefit Plan” shall mean at any time any employee pension benefit plan as defined in Section 3(2) of ERISA(including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412, 430 or 436 of the Code and either (i) is maintained or to which contributions are required by Borrower or any member of the Controlled Group; or (ii) has at any time within the preceding five years been maintained or to which contributions have been required by Borrower or by any entity which was at such time a member of the Controlled Group.

11

“Permitted Encumbrances” shall mean:

(a)          Liens in favor of Agent for the benefit of Agent and Lenders; and

(b)          Liens for Charges not delinquent or being Properly Contested, but only if the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA which is a Pension Benefit Plan, a Multiemployer Plan or a Welfare Plan (as defined in Section 3(1) of ERISA) that provides self-insured benefits maintained by Borrower or any member of the Controlled Group or to which Borrower or any member of the Controlled Group is required to contribute.

“Pledged Stock” shall mean the shares of Equity Interest listed on Schedule 1.2(d), together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, Borrower while this Agreement is in effect.

“Policies” shall mean a life insurance policy owned, in whole or in part, by Borrower issued by an Obligor insuring solely the life of the Insured named therein, and any and all applications, conditional receipts, riders, endorsements, supplements, amendments and all other documents and instruments that modify or otherwise affect the terms and conditions of such policy issued in connection therewith, each of which, including Borrower’s ownership percentage of each life insurance policy, is described on Schedule 1.2(a).

“Policy Documents” shall mean, with respect to any Policy, collectively, (a) the related Origination Agreement (if applicable), (b) the related Purchase and Sale Agreement, (c) the related Policy File and (d) all other instruments, documents and agreements executed and/or delivered under or in connection with any of the foregoing, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Policy File” shall mean, except as otherwise consented to by Agent, with respect to any Policy, the documents specified as the “Policy File” on Schedule 1.2(c), in each case in substantially the form as Agent may approve in writing (such approval not to be unreasonably withheld).

“PPVA” shall mean Platinum Partners Value Arbitrage Fund, L.P., in its capacity as a Lender and shall extend to all of its successors and assigns.

12

“Preferred Shares” shall mean the Series A 12.5% Convertible Preferred Stock and the Series B 12.5% Convertible Preferred Stock issued by Borrower to each Term Loan Lender, as set forth on Schedule 1.2(b).

“Properly Contested” shall mean, in the case of any Indebtedness or Liens, as applicable, of any Person (including any taxes) that is not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Person has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect and will not result in the forfeiture of any assets of such Person; (iv) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if such Indebtedness results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Person, such Person forthwith pays such Indebtedness and all penalties, interest and other amounts due in connection therewith.

“Purchase and Sale Agreement” shall mean, in the case of a Policy, a Purchase and Sale Agreement between Borrower and the Person from whom Borrower purchased such Policy in substantially the form as Agent may approve in writing (such approval not to be unreasonably withheld), as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Purchasing Lender” shall have the meaning set forth in Section 15.3(c).

“Ratable Share” shall mean the proportion that a Lender's Revolving Credit Commitment Percentage bears to the Revolving Credit Commitment Percentages of all Lenders. If the Revolving Credit Commitment Percentages have terminated or expired, the Ratable Share shall be determined based upon the Revolving Credit Commitment Percentages most recently in effect, giving effect to any assignments.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean all real property owned or leased by any of the Borrower and identified on Schedule 4.6.

“Records” shall mean, with respect to any Policy, all Policy Documents and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Policy and the related Obligor, the related Insured, the related Originator and the related Life Settlement Provider.

“Register” shall have the meaning set forth in Section 15.3.

13

“Release” shall have the meaning set forth in Section 5.6(c).

“Required Lenders” shall mean Lenders holding (and/or holding commitments to fund) more than fifty percent (50%) of the sum of (A) the aggregate unpaid principal amount of the Term Loan then outstanding plus (B) as applicable, either (a) the sum of the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders or, (b) after the termination of the Revolving Credit Commitments, the outstanding Revolving Advances multiplied by the Revolving Credit Commitments of all Revolving Credit Lenders as most recently in effect.

“Revolving Advances” shall mean Advances made other than the Term Loan.

“Revolving Commitment Amount” of any Revolving Credit Lender shall mean (i) as to each Revolving Credit Lender that was a Revolving Credit Lender on the Closing Date, the Revolving Credit Commitment Amount set forth below such Revolving Credit Lender’s name on the signature page hereof as the same may be adjusted upon any assignment by or to such Revolving Credit Lender pursuant to Section 15.3(c) and (ii) as to each Revolving Credit Lender that first becomes a Revolving Credit Lender after the Closing Date, the amount of such Revolving Credit Lender’s Revolving Credit Commitment as acquired from a transferor Lender pursuant to one or more Commitment Transfer Supplements pursuant to Section 15.3(c).

“Revolving Credit Commitment Percentage” of any Revolving Credit Lender shall mean (i) as to each Revolving Credit Lender that was a Revolving Credit Lender on the Closing Date, such Lender’s revolving credit commitment percentage set forth below such Lender’s name on the signature page hereof (as the same may be adjusted either upon any assignment by a Lender pursuant to Section 15.3(c), and (ii) as to each Revolving Credit Lender that first becomes a Revolving Credit Lender after the Closing Date, such Lender’s revolving credit commitment percentage as acquired from a transferor Lender pursuant to one or more Commitment Transfer Supplements (as the same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(c)), provided that, at any time after the revolving credit commitments hereunder have been terminated in accordance with this Agreement, the Revolving Credit Commitment Percentage of each Revolving Credit Lender shall be the percentage equal to (A) such Revolving Credit Lender’s interest in the outstanding principal balance of all Revolving Advances at such time divided by (B) the total aggregate outstanding principal balance of all Revolving Advances at such time.

“Revolving Credit Commitments” shall mean, collectively, the commitments of the Revolving Credit Lenders to make Revolving Advances as provided for in this Agreement in an aggregate amount not to exceed the Maximum Revolving Advance Amount as in effect from time to time.

“Revolving Credit Lender” shall mean each Lender that holds a Revolving Credit Commitment and/or any interest in any Revolving Advances.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

14

“Security Agreement” shall mean each pledge or security agreement executed after the Closing Date by any Person in favor of Agent creating a pledge or security interest in such Person’s assets or portion thereof to secure the Obligations.

“Share Purchase Agreement” shall mean that certain Preferred Stock Repurchase Agreement dated as of July 31, 2012 among Borrower and the Term Loan Lenders pursuant to which each Term Loan Lender agrees to sell to Borrower the Preferred Shares held by such Term Loan Lender, and Borrower agrees to purchase such Preferred Shares from such Term Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” of any Person shall mean a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Term” shall have the meaning set forth in Section 13.1.

“Term Loan” shall mean the Advances made pursuant to Section 2.3.

“Term Loan Commitment Percentage” of any Term Loan Lender shall mean (i) prior to the funding of the Term Loan on the Closing Date, such Term Loan Lender’s commitment percentage as indicated on the signature pages hereto, and (ii) at any time after the funding of the Term Loan on the Closing Date, the percentage equal to such Term Loan Lender’s interest in the outstanding principal balance of the Term Loan at such time divided by the total outstanding principal balance of the Term Loan at such time.

“Term Loan Lender” shall mean (i) prior to the funding of the Term Loan on the Closing Date, each Lender that holds a commitment to advance all or any percentage of the Term Loan as indicated on the signature pages hereto and (ii) at any time after the funding of the Term Loan on the Closing Date, each Lender that holds an interest in all or any portion of the Term Loan at such time.

“Toxic Substance” shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Trading with the Enemy Act” shall mean the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.

15

“Transferee” shall have the meaning set forth in Section 15.3(c).

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Warrants” shall mean those certain warrants to purchase Borrower’s common stock issued by Borrower to the Term Loan Lenders, as set forth on Schedule 1.2(b).

1.3          Uniform Commercial Code Terms.

All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper” (including “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims”, “commodities contracts”, “commodities accounts”, “documents”, “financial asset”, “fixtures”, “goods”, “instruments”, “general intangibles”, “payment intangibles”, “proceeds”, “promissory note”, “securities accounts”, “securities entitlements”, “supporting obligations”, “securities” (including “certificated securities” and “uncertificated securities”), “investment property”, “documents”, “deposit accounts”, “software”, “letter of credit rights”, “inventory”, “equipment” and “fixtures”, as and when used in the description of Collateral (or in any defined term used in such description) shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4          Certain Matters of Construction.

The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. All references herein to the time of day shall mean the time in New York, New York. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

16

ARTICLE II

ADVANCES, PAYMENTS

2.1          Revolving Advances.

Subject to the terms and conditions set forth in this Agreement, each Revolving Credit Lender, severally and not jointly, may, in its sole discretion, make Revolving Advances to Borrower in aggregate amounts not to exceed its Revolving Commitment Amount in accordance with its Ratable Share; provided that, after giving effect to each such Revolving Advance, the outstanding Revolving Advances of each such Lender shall not exceed such Lender’s Revolving Credit Commitment Amount, and provided further that all outstanding Revolving Advances of all Lenders shall not exceed at any time the Maximum Revolving Advance Amount.

2.2          Procedure for Revolving Advances Borrowings.

Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of Borrower set forth herein and in the Other Documents, Revolving Credit Lenders, severally and not jointly, may, in their sole discretion, from time to time prior to the last day of the Term, advance to Borrower Revolving Advances requested by Borrower, provided that (i) Agent shall have received a written request from Borrower at least seven (7) Business Days prior to the requested date of such advance in the form of Exhibit 2.2; (ii) no Event of Default or Default shall have occurred and be continuing or would result therefrom; and (iii) Borrower shall have provided to Agent, in such detail as Agent may reasonably request, information as to the application of the proceeds of such Revolving Advance. Agent is permitted to deduct and retain from each Revolving Advance made to Borrower the unpaid fees and expenses Borrower is obligated to pay pursuant to this Agreement or the Other Documents. Each Revolving Advance shall be in a minimum amount of $500,000 and integral multiples of $100,000 in excess thereof. Should any amount required to be paid as interest hereunder, or as fees or other charges, reimbursements for costs and expenses and indemnities under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable; such demand request shall be binding upon Borrower and Revolving Credit Lenders shall be obliged to fund their respective Ratable Shares of each such Revolving Advance regardless of whether the conditions under Section 8.2 have been satisfied at such time.

17

2.3          Term Loan.

Subjectct to the terms and conditions of this Agreement and the Share Purchase Agreement, and in reliance on the representations and warranties of Borrower set forth herein and in the Other Documents and the representations and warranties of each Term Loan Lender set forth in the Share Purchase Agreement, each Term Loan Lender, severally and not jointly, shall be deemed to advance on the Closing Date to Borrower a Term Loan in the sum equal to such Term Loan Lender’s Term Loan Commitment Percentage of $57,150,000 in exchange for such Term Loan Lender’s Preferred Shares and Warrants, which (i) Preferred Shares shall be deemed to have been repurchased by Borrower and no longer outstanding upon the deemed advance of such Term Loan and (ii) Warrants shall deemed to be cancelled and of no further force and effect upon the deemed advance of such Term Loan. Each Term Loan Lender shall deliver or cause to be delivered to Borrower not later than 14 calendar days after the Closing Date (a) the original certificate(s) for its Preferred Shares, duly endorsed for transfer or accompanied by stock powers duly executed in blank, and (b) its original Warrant(s), or affidavits of Lost Certificate and Warrants in form reasonably acceptable to Borrower. The Term Loan shall be deemed advanced on the Closing Date and shall be, with respect to principal, interest and any other amount due thereunder, payable on the last day of the Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement.

2.4          Disbursement of Advance Proceeds; Repayment of Advances.

(a)          All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent or Lenders, shall be charged to Borrower’s Account on Agent’s books. During the Term, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2 shall, with respect to requested Revolving Advances to the extent Revolving Credit Lenders make such Revolving Advances, be made available to Borrower on the day so requested by way of credit to Borrower’s account at such bank as Borrower may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

(b)          The Revolving Advances and the Term Loan shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement.

18

(c)          All payments of principal, interest and other amounts payable hereunder or under any of the Other Documents shall be made to Agent for the ratable accounts of the applicable Lenders in accordance with their applicable Commitment Percentages at the Payment Office not later than 1:00 p.m. (New York time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower’s Account or by making Advances as provided in Section 2.2.

(d)          Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

2.5          Repayment of Excess Advances.

The aggregate balance of Revolving Advances, Term Loans and/or Advances taken as a whole outstanding at any time in excess of the maximum amount of Revolving Advances, Term Loans and/or Advances taken as a whole permitted hereunder, specifically including without limitation any aggregate balance of Revolving Advances outstanding at any time in excess of the Maximum Revolving Loan Amount, shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

2.6          Statement of Account.

Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrower’s Account”) in the name of Borrower in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. The records of Agent with respect to the loan account shall be presumptive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.7          Additional Payments.

Any sums expended by Agent or any Lender due to Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including Borrower’s obligations under Sections 4.2, 4.5, 4.13, 4.14, 4.15 and 6.1, may be charged to Borrower’s Account as a Revolving Advance and added to the Obligations, and Borrower shall be deemed to have requested such Revolving Advance and Revolving Credit Lenders shall be unconditionally obligated to fund their respective Ratable Shares of each such Revolving Advance regardless of whether the conditions under Section 8.2 have been satisfied at such time.

19

2.8          Manner of Borrowing and Payment.

(a)          Each borrowing of Revolving Advances shall be advanced according to the applicable Ratable Shares of Revolving Credit Lenders. The Term Loan shall be advanced on the Closing Date according to the respective Term Loan Commitment Percentages of Term Loan Lenders on the Closing Date.

(b)          Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Revolving Advances shall be applied to the Revolving Advances pro rata according to the respective Ratable Shares of the Revolving Credit Lenders. Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Term Loan shall be applied to that portion of the Term Loan pro rata according to the respective Term Loan Commitment Percentages of the Term Loan Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 p.m., New York time, in Dollars and in immediately available funds.

(c)          Funding of Revolving Advances.

(i)          Promptly after receipt by Agent of a request for a Revolving Advance pursuant to Section 2.2, Agent shall notify Revolving Credit Lenders of its receipt of such request specifying the information provided by Borrower and the apportionment among Revolving Credit Lenders of the requested Revolving Advance as determined by Agent. Each Revolving Credit Lender that elects, in its sole discretion, to make its Ratable Share of such Revolving Advance shall remit the principal amount thereof to Agent such that Agent is able to, and Agent shall, to the extent Revolving Credit Lenders have made funds available to it for such purpose and subject to Section 8.2, fund such Revolving Advance to Borrower in U.S. Dollars and immediately available funds in accordance with Section 2.4(a) prior to 1:00 p.m., on the applicable borrowing date.

(ii)           Unless Agent shall have received notice from a Revolving Credit Lender prior to the proposed date of any Revolving Advance that such Revolving Credit Lender will not make available to Agent such Lender’s Revolving Commitment Percentage or Ratable Share of such Revolving Advance, Agent may assume that such Revolving Credit Lender has made such share available on such date in accordance with Section 2.8(c)(i) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Revolving Credit Lender has not in fact made its share of the applicable Revolving Advance available to Agent, then the applicable Revolving Credit Lender and Borrower severally agree to pay to Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Agent, at the interest rate applicable to Revolving Advances. If such Revolving Credit Lender pays its share of the applicable Revolving Advance to Agent, then the amount so paid shall constitute such Revolving Credit Lender’s Revolving Advance. Any payment by Borrower shall be without prejudice to any claim the Borrower may have against a Revolving Credit Lender that shall have failed to make such payment to Agent.

20

(d)          If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off and counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral.

2.9          Voluntary Prepayments.

(a)          Subject to the provisions of Section 13.1, Borrower shall have the right at its option from time to time to prepay the Advances in whole or part without premium or penalty. Whenever Borrower desires to prepay any part of the Advances, it shall provide a written prepayment notice to Agent by 12:00 noon (New York time) at least three (3) Business Day prior to the date of prepayment of such Advances, setting forth the following information:  (i) the date, which shall be a Business Day, on which the proposed prepayment is to be made; (ii) a statement indicating the application of the prepayment among the Advances; and (iii) the total principal amount of such prepayment.  All prepayment notices shall be irrevocable.  The principal amount of such Advances for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.

(b)          Subject to Sections 4.4, when Borrower sells or otherwise disposes of any Collateral, Borrower shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), but not to exceed the amount of all Obligations then outstanding and owing hereunder, such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent.  The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof.  Such repayments shall be applied first to the outstanding principal balance of the Revolving Advances, second to the outstanding principal balance of the Term Loan and third to any other remaining Obligations in such order as Agent may determine, subject to Borrower’s ability to reborrow Revolving Advances in accordance with the terms hereof.

21

2.10          Use of Proceeds.

(a)          Borrower shall apply the proceeds of Revolving Advances (i) to pay fees and expenses relating to this transaction, (ii) to pay premiums with respect to Policies and (iii) for general corporate purposes.

(b)          Without limiting the generality of Section 2.10(a), Borrower does not intend to use nor shall it use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of the Trading with the Enemy Act.

ARTICLE III

INTEREST AND FEES

3.1          Interest.

Interest on Advances shall be payable in arrears on the last day of the Term. Interest charges shall be computed on the actual principal amount of Advances outstanding during the Term at a rate per annum equal to 12.5% (the “Contract Rate”). Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest at the Contract Rate, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7 or 10.8, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Obligations shall bear interest at 18% per annum (the “Default Rate”).

3.2          Computation of Interest and Fees.

Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Contract Rate during such extension.

3.3          Maximum Charges.

In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

22

3.4          Increased Costs.

(a)          In the event that any Applicable Law, treaty or governmental regulation, or any Change in Law, or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.4, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) with any request or directive (whether or not having the force of law) from any central bank or other Governmental Body or financial, monetary or other authority, shall:

(i)          subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for Indemnified Taxes or Other Taxes covered by Section 3.7 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender);

(ii)          impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(iii)          impose on Agent or any Lender any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrower shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

(b)          Failure or delay on the part of Agent or any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.4 shall not constitute a waiver of Agent or such Lender’s right to demand such compensation.

3.5          Capital Adequacy.

(a)          In the event that Agent or any Lender shall have reasonably determined that any Applicable Law, rule, regulation or guideline regarding capital adequacy, or any Change in Law, or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.5, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender’s capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrower shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.5 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, regulation or condition.

23

(b)          A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.5(a) when delivered to Borrower shall be conclusive absent manifest error.

(c)          Failure or delay on the part of Agent or any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.5 shall not constitute a waiver of Agent’s or such Lender’s right to demand such compensation.

3.6          Gross Up for Taxes.

Any and all payments by or on account of any obligation of Borrower hereunder or under any Other Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Body in accordance with Applicable Law. Without limiting the provisions of the foregoing, Borrower shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.

3.7          Withholding Tax Exemption.

(a)          Each Payee that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of Agent, each other Payee) agrees that it will deliver to Borrower and Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under §1.1441-1(c)(16) of the Income Tax Regulations (“Regulations”)) certifying its status (i.e., U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Code. The term “Withholding Certificate” shall mean a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under §1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in §1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person.

24

(b)          Each Payee required to deliver to Borrower and Agent a valid Withholding Certificate pursuant to Section 3.7(a) shall deliver such valid Withholding Certificate as follows: (A) each Payee which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by Borrower hereunder for the account of such Payee; (B) each Payee shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless Agent in its sole discretion shall permit such Payee to deliver such Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by Agent). Each Payee which so delivers a valid Withholding Certificate further undertakes to deliver to Borrower and Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Agent.

(c)          Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax required under Section 3.7(b), Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under §1.1441-7(b) of the Regulations. Further, Agent is indemnified under §1.1461-1(e) of the Regulations against any claims and demands of any Payee for the amount of any tax it deducts and withholds in accordance with regulations under §1441 of the Code.

3.8          Survival of Obligations.

Borrower’s obligations and the indemnifications under this ARTICLE III shall survive the termination of this Agreement.

ARTICLE IV

COLLATERAL; GENERAL TERMS

4.1          Security Interest in the Collateral.

To secure the prompt payment and performance of the Obligations to Agent and each Lender and each other holder of the Obligations, Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender and each other holder of any of the Obligations a continuing security interest in and to and Lien on all of the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest. Borrower shall promptly provide Agent with written notice of all commercial tort claims promptly upon the occurrence of any events giving rise to any such claim(s) (regardless of whether legal proceedings have yet been commenced), such notice to contain a brief description of the claim(s), the events out of which such claim(s) arose and the parties against which such claims may be asserted and, if applicable in any case where legal proceedings regarding such claim(s) have been commenced, the case title with the applicable court. Upon delivery of each such notice, Borrower shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims described therein and all proceeds thereof. Borrower shall provide Agent with written notice promptly upon becoming the beneficiary under any letter of credit or otherwise obtaining any right, title or interest in any letter of credit rights, and at Agent’s request shall take such actions as Agent may reasonably request for the perfection of Agent’s security interest herein.

25

4.2          Perfection of Security Interest.

(a)          Borrower shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, investment property, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iii) entering into warehousing, lockbox and other custodial arrangements reasonably satisfactory to Agent, and (iv) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance reasonably satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien. Agent is hereby authorized to file financing statements or such other documents, agreements or instruments as necessary in accordance with the Uniform Commercial Code or such other Applicable Law. By its signature hereto, Borrower hereby authorizes Agent to file against Borrower one or more financing continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein and which may describe the Collateral as “all assets” or “all personal property”). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower’s Account as a Revolving Advance and added to the Obligations, or, at Agent’s option, shall be paid to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.

(b)          If Borrower shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of Infinity, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Interests, or otherwise in respect thereof, Borrower shall accept the same as the agent of Agent and Lenders, hold the same in trust for Agent and Lenders and deliver the same forthwith to Agent in the exact form received, duly indorsed by Borrower to Agent, if required, together with an undated stock power covering such certificate duly executed in blank by Borrower and with, if Agent so requests, signature guaranteed, to be held by Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Equity Interests that is or is required to be Collateral upon the liquidation or dissolution of Infinity shall be paid over to Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of such Equity Interests, or any property shall be distributed upon or with respect to such Equity Interests pursuant to the recapitalization or reclassification of the capital of Infinity or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of Agent, be delivered to Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Equity Interests that is or is required to be Collateral shall be received by Borrower, Borrower shall, until such money or property is paid or delivered to Agent, hold such money or property in trust for Agent and Lenders, segregated from other funds of Borrower as additional collateral security for the Obligations. Notwithstanding the foregoing, Borrower shall not be required to pay over to Agent or deliver to Agent as Collateral any proceeds of any liquidation or dissolution of Infinity, or any distribution of capital or property in respect of any Equity Interests that is or is required to be Collateral, to the extent that the proceeds thereof are applied toward prepayment of the Obligations.

26

(c)          Agent shall have no obligation with respect to the Collateral or any other property held or received by it hereunder except to use reasonable care in the custody thereof to the extent required by law. Agent may hold the Collateral in the form in which it is received by it.

4.3          Pledged Interests.

(a)          Unless an Event of Default shall have occurred and be continuing and Agent shall have given notice to Borrower of Agent’s intent to exercise its corresponding rights pursuant to Section 4.3(b), Borrower shall be permitted to receive all cash dividends paid in respect of the Pledged Interests paid in the normal course of business of Infinity and consistent with past practice, and to exercise all voting and corporate rights with respect to the Pledged Interests; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any Other Document.

(b)          If an Event of Default shall occur and be continuing and Agent shall give notice of its intent to exercise such rights to Borrower, Agent shall have the right to receive any and all cash dividends, payments or other proceeds paid in respect of the Pledged Interests and make application thereof to the Obligations in the order set forth in Section 11.5, and any or all of the Pledged Interests shall be registered in the name of Agent or its nominee, and Agent or its nominee may thereafter exercise (x) all voting, limited liability company and other rights pertaining to such Pledged Interests at any meeting of members of Infinity or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the structure of Infinity, or upon the exercise by Borrower or Agent of any right, privilege or option pertaining to such Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Agent may determine), all without liability except to account for property actually received by it, but Agent shall have no duty to Borrower to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

27

(c)          Borrower hereby authorizes and instructs Infinity to (i) comply with any instruction received by it from Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Borrower, and Borrower agrees that Infinity shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Interests directly to Agent.

(d)          Without the prior written consent of Agent, Borrower will not (i) vote to enable, or take any other action to permit, Infinity to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature, unless such Equity Interests are delivered to Agent, concurrently with the issuance thereof, to be held by Agent as Collateral, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Equity Interests that is or is required to be Collateral or proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Equity Interests that is or is required to be Collateral or proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of Borrower or Agent to sell, assign or transfer any of the Pledged Collateral or proceeds thereof.

(e)          Borrower, to the full extent permitted by law, hereby constitutes and irrevocably appoints Agent (and any officer or agent of Agent, with full power of substitution and revocation) as Borrower’s true and lawful attorney-in-fact, in Borrower’s stead and in the name of Borrower or in the name of Agent, to transfer, upon the occurrence and during the continuance of an Event of Default, the Pledged Interests on the books of Infinity, in whole or in part, to the name of Agent or such other entity or entities as Agent may designate and, upon the occurrence and during the continuance of an Event of Default, to take all such other and further actions as Borrower could have taken with respect to the Pledged Interests which Agent in its absolute discretion determines to be necessary or appropriate to accomplish the purposes of this Agreement. The powers of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect Agent’s interests in the Pledged Interests and shall not impose any duty upon the attorney-in-fact to exercise such powers. Such powers of attorney are coupled with an interest and shall be irrevocable prior to the payment in full of the Obligations, and shall not be terminated prior thereto or affected by any act of Borrower or by operation of law.

4.4          Disposition of Collateral.

Borrower will safeguard and protect all Collateral for Agent’s general account and make no disposition of all or any part thereof, whether by sale, lease, participation or otherwise.

28

4.5          Preservation of Collateral.

Following the occurrence or continuance of an Event of Default, in addition to the rights and remedies set forth in Section 11.1, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of Borrower’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; and (c) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower’s owned or leased property. Borrower shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower’s Account as a Revolving Advance and added to the Obligations and Borrower shall be deemed to have requested such Revolving Advance and Revolving Credit Lenders shall be unconditionally obligated to fund their respective Ratable Shares of each such Revolving Advance regardless of whether the conditions under Section 8.2 hereof have been satisfied at such time.

4.6          Ownership of Collateral.

(a)          Each Policy was purchased by Borrower from the applicable Life Settlement Provider pursuant to and in accordance with a Purchase and Sale Agreement, the related Policy Documents and, if applicable, the related Origination Agreement, and Borrower irrevocably acquired all legal and equitable title to such Policy free and clear of any Liens other than Permitted Encumbrances. Schedule 4.6(a) sets forth for each Policy with respect to which Borrower has less than a 100% interest the co-owner of such Policy and the amount of such co-owner’s interest in such Policy. True and correct copies of each agreement pursuant to which each co-owner obtained its interest in the applicable Policy have been delivered by Borrower to Agent.

(b)          Prior to the purchase by Borrower of each Policy, (i) Borrower confirmed that the initial owner of such Policy had the requisite insurable interest in the life of the Insured at the time of the original issuance of such Policy, (ii) the seller of such Policy certified that prior to the execution of the relevant Purchase and Sale Agreement, such seller verified with the applicable issuing insurance company that the owner of, and beneficiary under, such Policy, as recorded by the applicable issuing insurance company, is consistent with that which is reflected in the applicable Policy File, (iii) the seller of such Policy confirmed with the applicable issuing insurance company that the carrier either has not received a collateral assignment granting a lien on such Policy or that the only collateral assignment that has been filed is the same as that reflected in the applicable Policy File and (iv) the consent to such purchase of any beneficiary designated as “irrevocable” was obtained.

(c)          With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (i) Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (ii) each document and agreement executed by Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; and (iii) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same.

29

(d)          (i) There is no location at which Borrower has any Collateral other than those locations listed on Schedule 4.6(d); (ii) Schedule 4.6(d) sets forth a correct and complete list as of the Closing Date of (A) each place of business of Borrower and (B) the chief executive office of Borrower; and (iv) Schedule 4.6(d) sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property leased by Borrower, together with the names and addresses of any landlords.

(e)          The Pledged Interests constitutes all the issued and outstanding shares of all classes of the Equity Interests of Infinity owned by Borrower. All such Pledged Interests have been duly and validly issued and are fully paid and nonassessable. Borrower is the record and beneficial owner of, and has good and marketable title to, the Pledged Interests pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

4.7          Defense of Agent’s and Lenders’ Interests.

Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without Agent’s prior written consent, pledge, sell, assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way, except for Permitted Encumbrances, any part of the Collateral. Borrower shall defend Agent’s interests in the Collateral against any and all Persons whatsoever. At any time upon the occurrence or continuance of an Event of Default, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained. If Agent exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. Borrower shall, and Agent may, upon an Event of Default, at its option, instruct all Persons receiving or holding cash, checks, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into Borrower’s possession, they, and each of them, shall be held by Borrower in trust as Agent’s trustee, and Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.8          Books and Records.

Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs which books and records shall be kept at Borrower’s principal place of business; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, advances and investments and all other proper accruals, which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

30

4.9          Financial Disclosure.

Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of Borrower’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such accountants may have concerning Borrower’s financial status and business operations. Borrower hereby authorizes all Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from Borrower prior to obtaining such information or materials from such accountants or Governmental Bodies.

4.10          Compliance with Laws.

Subject to any other provisions hereof or of any Other Document which shall expressly provide for a different standard as to any particular Applicable Laws, Borrower shall comply with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of Borrower’s business. The assets of Borrower at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of Borrower so that such insurance shall remain in full force and effect.

4.11          Inspection of Premises.

At all reasonable times and from time to time as Agent shall elect in its sole discretion Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower’s business. Agent, any Lender and their agents may enter upon any of Borrower’s premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting, auditing and evaluating the Collateral and any and all records pertaining thereto and the operation of Borrower’s business and discussing the affairs, finances and business of Borrower with any officers and directors of Borrower or with the Accountants. Borrower shall be liable for the costs and expenses of any collateral evaluations/field exams/analyses.

31

4.12          Insurance.

The assets and properties of Borrower at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets and properties of Borrower so that such insurance shall remain in full force and effect. Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrower’s own cost and expense in amounts and with carriers acceptable to Agent, Borrower shall (a) keep all their insurable properties and properties in which Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower’s including business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a lender loss payee as its interests may appear with respect to all insurance coverage referred to in clause (a) and as an additional insured as its interest may appear with respect to all insurance coverage referred to in clause (c) above and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and Borrower to make payment for such loss to Agent and not to Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Agent jointly, Agent may endorse Borrower’s names thereon and do such other things as Agent may deem advisable to reduce the same to cash. If any payment for such loss is made to a Borrower and not Agent, Borrower shall turn over such payment to Agent. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Agent, on demand.

4.13          Failure to Pay Insurance.

If Borrower fail to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of Borrower, and charge Borrower’s Account therefor as a Revolving Advance and such expenses so paid shall be part of the Obligations and Borrower shall be deemed to have requested such Revolving Advance and Revolving Credit Lenders shall be unconditionally obligated to fund their respective Ratable Shares of each such Revolving Advance regardless of whether the conditions under Section 8.2 have been satisfied at such time.

32

4.14          Payment of Taxes.

Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, except to the extent such taxes, assessments and other Charges are Properly Contested. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent’s or any Lender’s opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrower pay the taxes, assessments or other Charges and Borrower hereby indemnify and hold Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 4.14 shall be charged to Borrower’s Account as a Revolving Advance and added to the Obligations and Borrower shall be deemed to have requested such Revolving Advance and Revolving Credit Lenders shall be unconditionally obligated to fund their respective Ratable Shares of each such Revolving Advance regardless of whether the conditions under Section 8.2 have been satisfied at such time, and until Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower’s credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.

4.15          Payment of Leasehold Obligations.

Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent’s request will provide evidence of having done so.

4.16          Payment of Premiums.

Borrower shall cause all premiums on each Policy to be paid at least three (3) Business Days prior to the last date on which the failure to make such payment would cause or permit the Obligor or any other Person to cause such Policy to terminate. Borrower will promptly notify Agent in the event there are insufficient funds to pay any such premium in full prior to such third (3rd) day.

4.17          Exculpation of Liability.

Nothing herein contained shall be construed to constitute Agent or any Lender as Borrower’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of Borrower’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by Borrower of any of the terms and conditions thereof unless Agent or any Lender in the exercise of its rights hereunder takes steps to perform any of Borrower’s obligations under any contract or agreement, in such event Agent or any Lender shall be liable for its gross negligence or willful misconduct.

33

4.18          Environmental Matters.

(a)          Borrower shall ensure that all of its operations and businesses conducted on the Real Property owned or leased by Borrower remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as permitted by Applicable Law or appropriate governmental authorities.

(b)          Borrower shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

(c)          Borrower shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrower shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

(d)          In the event Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Borrower’s interest therein (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the “Authority”), then Borrower shall, within five (5) Business Days, give written notice of the same to Agent detailing facts and circumstances of which Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(e)          Borrower shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrower shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent’s security interest in and Lien on the Collateral.

34

(f)          Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral to any Lien. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in the Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and Borrower.

(g)          Borrower shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including the assertion of any Lien thereunder, with respect to any Hazardous Discharge caused by Borrower, the presence of any Hazardous Substances used by Borrower (except for such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or of its tenants). Borrower’s obligations under this Section 4.18 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower’s obligation and the indemnifications hereunder shall survive the termination of this Agreement.

4.19          Financing Statements.

Except as respects the financing statements filed by Agent, no financing statement covering any of the Collateral or any proceeds thereof is on file with the Secretary of State of the State of Nevada.

4.20          Appraisals.

Agent may, in its sole discretion, exercised in a commercially reasonable manner, at any time after the Closing Date, after providing adequate notice to Borrower consisting of not less than five (5) Business Days, engage the services of an independent appraisal firm or firms of reputable standing, satisfactory to Agent, for the purpose of appraising the then current values of the Policies, and Borrower shall provide the employees and agents of such appraisal firms with access to the business premises and Policies to conduct such appraisals in the same manner as Borrower are obligated to provide access to Agent for inspections and collateral evaluations under Section 4.11 and Borrower shall be liable for Agent’s costs and expenses in connection with such appraisals.

35

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1          Authority.

Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its Obligations hereunder and thereunder. This Agreement and the Other Documents have been duly executed and delivered by Borrower, and this Agreement and the Other Documents constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within Borrower’s limited liability company powers, have been duly authorized by all necessary limited liability company action, are not in contravention of law or the terms of Borrower’s Organizational Documents or of any material agreement or undertaking to which Borrower is a party or by which Borrower is bound, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents set forth on Schedule 5.1, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower under the provisions of any Organizational Document, any material agreement or other instrument to which Borrower is a party or by which it or its property is a party or by which it may be bound.

5.2          Formation and Qualification.

Borrower is duly formed and in good standing under the laws of the State of Nevada and is qualified to do business and is in good standing in the states indicated on Schedule 5.2 which constitute all states in which qualification and good standing are necessary for Borrower to conduct it business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower has delivered to Agent true and complete copies of its Organizational Documents and will promptly notify Agent of any amendment or changes thereto.

36

5.3          Survival of Representations and Warranties.

All representations and warranties of Borrower contained in this Agreement and the Other Documents shall be true at the time of Borrower’s execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4          Tax Returns.

Borrower’s federal tax identification number is set forth on Schedule 5.4. Except as set forth on Schedule 5.4, Borrower has filed all federal, state and local tax returns and other reports they are required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. To the best of Borrower’s knowledge, the provision for taxes on the books of Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower have no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.5          Entity Name and Locations.

Except as set forth on Schedule 5.5, Borrower has not been known by any other name in the past five years, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

5.6          O.S.H.A. and Environmental Compliance.

(a)          Borrower has duly complied with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property or leaseholds under any such laws, rules or regulations.

(b)          Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

(c)          (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Substances at, upon, under or within any Real Property including any premises leased by Borrower; (ii) to the best of Borrower’s knowledge, there are no underground storage tanks or polychlorinated biphenyls on the Real Property including any premises leased by Borrower; (iii) to the best of Borrower’s knowledge, the Real Property including any premises leased by Borrower has never been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) to the best of Borrower’s knowledge, no Hazardous Substances are present on the Real Property including any premises leased by Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or of its tenants.

37

5.7          Financial Condition; No Litigation, Violation, Indebtedness or Default.

(a)          After giving effect to the Transactions and the funding of Revolving Advances on the Closing Date, Borrower will be able to pay its debts as they mature, will have capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair value of its assets is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets will be in excess of the amount of its liabilities.]

(b)          Except as set forth on Schedule 5.7, Borrower has no (i) pending or, to the best of Borrower’s knowledge, threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect or challenging Borrower’s ownership or beneficiary status with respect to any Policy, and (ii) liabilities or indebtedness for borrowed money other than the Obligations.

(c)          Borrower is not in violation of any applicable statute, law, rule, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is Borrower in violation of any order of any court, Governmental Body or arbitration board or tribunal.

(d)          Borrower does not maintain and is not required to contribute to any Plan.

5.8          Licenses and Permits.

Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or propose to conduct business.

5.9          Default of Indebtedness.

Borrower is not in default in the payment of (i) any premiums on the Policies or (ii) the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

5.10          No Default.

Borrower is not in default in the payment or performance of any of its contractual obligations and no Default or Event of Default has occurred.

5.11          No Burdensome Restrictions.

Borrower is not a party to any contract or agreement the performance of which could have a Material Adverse Effect. Borrower has heretofore delivered to Agent true and complete copies of all material contracts to which it is a party or to which it or any of its properties is subject. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

38

5.12          Margin Regulations.

Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.13          Financial Condition; No Material Adverse Change.

Borrower has heretofore furnished to Lenders its consolidated balance sheet and consolidated statements of operations, equity and cash flows (i) as of and for the fiscal year ended August 31, 2011, reported on by Marcum LLP, independent public accountants, and (ii) as of and for the fiscal quarter ended May 31, 2012, certified by a financial officer of Borrower. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP subject, in the case of the statements referred to in clause (ii) above, to normal year-end audit adjustments (all of which, when taken as a whole, would not be materially adverse) and the absence of footnotes. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since May 31, 2012.

5.14          Disclosure.

No representation or warranty made by Borrower in this Agreement or in any report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower which Borrower has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect.

5.15          Conflicting Agreements.

No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

5.16          Application of Certain Laws and Regulations.

Borrower is not subject to any law, statute, rule or regulation which regulates the incurrence of any Indebtedness.

39

5.17          Business and Property of Borrower.

Upon and after the Closing Date, Borrower does not propose to engage in any business other than that engaged in by it or any of its Subsidiaries immediately prior to and on the Closing Date.

5.18          Anti-Terrorism Laws.

(a)          General. Neither Borrower nor any Affiliate of Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)          Executive Order No. 13224. Neither Borrower nor any Affiliate of Borrower or its respective agents acting or benefiting in any capacity in connection with the Advances or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i)          a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii)          a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii)          a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)          a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v)          a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi)          a Person or entity who is affiliated or associated with a Person or entity listed above.

Neither Borrower nor, to the knowledge of Borrower, any of its agents acting in any capacity in connection with the Advances or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

40

5.19          Trading with the Enemy.

Borrower has not engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.

5.20          Equity Interests.

The authorized and outstanding Equity Interests of Borrower, and each legal and beneficial holder thereof as of the Closing Date, is as set forth on Schedule 5.20. All of the Equity Interests of Borrower have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders hereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities. Except for the rights and obligations set forth on Schedule 5.20, there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which Borrower or any of the shareholders of Borrower is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of Borrower. Except as set forth on Schedule 5.20, Borrower has not issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

5.21          Commercial Tort Claims.

Borrower is not a party to any commercial tort claims except as set forth on Schedule 5.21 (which Schedule 5.21 may be updated at any time and from time to time with the prior written consent of Agent).

5.22          Letter of Credit Rights.

Borrower does not have any letter of credit rights, except as set forth on Schedule 5.22 (which Schedule 5.22 may be updated at any time and from time to time with the prior written consent of Agent).

5.23          Material Contracts.

Set forth on Schedule 5.23 (which Schedule 5.23 may be updated at any time and from time to time with the prior written consent of Agent), as updated from time to time, is a complete and accurate list of all Material Contracts of Borrower. All of the Material Contracts are in full force and effect, and no material defaults currently exist thereunder.

5.24          SEC Documents, Financial Statements.

The common stock of Borrower is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and Borrower has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  Each Commission Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Commission Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of Borrower included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of Borrower and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

41

ARTICLE VI

AFFIRMATIVE COVENANTS

Borrower shall, until payment in full of the Obligations and termination of this Agreement:

6.1          Payment of Fees.

Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with the forwarding of Advance proceeds. Agent may, without making demand, charge Borrower’s Account for all such fees and expenses.

6.2          Conduct of Business and Maintenance of Existence and Assets.

(a)          Conduct continuously and operate actively its business according to good business practices and maintain all of their properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement); (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

6.3          Violations.

Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to Borrower.

42

6.4          Execution of Supplemental Instruments.

Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

6.5          Payment of Indebtedness.

Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being Properly Contested.

6.6          Standards of Financial Statements.

Cause all financial statements referred to in Sections 9.5, 9.6, 9.7 and 9.8 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

6.7          Compliance With Asset Documents and Operating Policies and Practices.

Borrower shall timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Policy Documents related to the Policies.

6.8          Perfection of Security Interest in Policies.

Borrower shall, not later than twenty (20) days after the Closing Date (or such later date as Agent shall agree in its sole discretion), take all actions reasonably necessary with respect to each Policy to cause Agent to have, for its benefit and the benefit of Lenders, a valid and perfected first priority security interest in such Policy, including, without limitation, the delivery to Agent of (i) the applicable Obligor’s acknowledgement and consent to Agent’s security interest, in such form as Agent and the applicable Obligor shall approve, and (ii) the consent to the assignment of such security interest to Agent of any beneficiary designated as “irrevocable” with respect to such Policy.

6.9          Registration and Listing.

Borrower shall comply in all respects with its reporting and filing obligations under the Exchange Act and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act.

43

ARTICLE VII

NEGATIVE COVENANTS

Borrower shall not, until satisfaction in full of the Obligations and termination of this Agreement:

7.1          Merger, Consolidation, Acquisition and Sale of Assets.

(a)          Enter into any merger, consolidation or other reorganization with or into any other Person or without the prior consent of Agent, acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with any of them.

(b)          Sell, lease, transfer or otherwise dispose of any of their properties or assets.

7.2          Creation of Liens.

Create or suffer to exist any Lien upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

7.3          Guarantees.

Become liable upon the obligations or liabilities of any Person by assumption, endorsement or Guaranty thereof or otherwise (other than to Lenders) except he endorsement of checks in the Ordinary Course of Business.

7.4          Investments.

Purchase or acquire obligations or Equity Interests of, or any other interest in, or make any investment in, any Person after the date hereof, except Borrower may make addition investments in Infinity provided that the aggregate amount of such investments, together with any loans, advances and extensions of credit made by Borrower to Infinity, shall not exceed $500,000.

7.5          Loans.

Make advances, loans or extensions of credit to any Person, except that Borrower shall be permitted to make advances, loans and extensions of credit to Infinity provided that the aggregate amount of such loans, advances and extensions of credit, together with any investment made by Borrower in Infinity, shall not exceed $500,000.

7.6          Capital Expenditures.

Contract for, purchase or make any expenditure or commitments for Capital Expenditures.

44

7.7          Dividends and Distributions; Other Payments.

(a)          Pay or make any distribution on any Equity Interests of Borrower or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interests, or of any options to purchase or acquire any such Equity Interests of Borrower, or make any payments of management fees.

7.8          Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness except in respect of Indebtedness to Agent and Lenders under this Agreement and the Other Documents.

7.9          Nature of Business.

Substantially change the nature of the business in which it is presently engaged, nor purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

7.10          Transactions with Affiliates.

Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except for transactions disclosed to Agent in writing, which are in the Ordinary Course of Business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate.

7.11          Leases.

Enter as lessee into any lease arrangement for real or personal property.

7.12          Subsidiaries.

(a)          Form or acquire any Subsidiary after the Closing Date.

(b)          Enter into any partnership, joint venture or similar arrangement.

7.13          Fiscal Year and Accounting Changes.

Change its fiscal year from a fiscal year ending on or about December 31 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

7.14          Pledge of Credit.

Now or hereafter pledge Agent’s or any Lender’s credit on any purchases or for any purpose whatsoever or use any portion of any Advance for a purpose not described in Section 2.10.

45

7.15          Amendment of Organizational Documents.

Either (i) amend, modify or waive any term or material provision of its Organizational Documents or adopt any resolution which would have the effect of diminishing the rights of Agent or Lenders under this Agreement or any Other Document, or (ii) amend or modify any term or provision of its Organizational Documents or take any other action that would have the effect of changing (1) its legal name as reflected in its Organizational Documents filed of public record in its jurisdiction of organization, (2) its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), or (3) its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, in any case under this clause (ii) without first (x) giving at least thirty (30) days prior written notice of such intended change to Agent and (y) having received from Agent confirmation that Agent shall have taken all steps necessary for Agent to continue the perfections of and protect the enforceability and priority of its Liens in the Collateral belonging to Borrower and in the Equity Interests of Borrower.

7.16          ERISA Plans.

Maintain or become obligated to contribute to any Plan.

7.17          Prepayment of Indebtedness.

At any time, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the prepayment or redemption of, any Indebtedness (other than Indebtedness owed to the Lender under this Agreement or the Other Documents).

7.18          Anti-Terrorism Laws.

(a)          Conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person.

(b)          Deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

(c)          Engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Law. Borrower shall deliver to Agent and Lenders any certification or other evidence requested from time to time by Agent or any Lender confirming Borrower’s compliance with this Section.

7.19          Restrictive Agreements. Enter into or otherwise permit itself or its assets to be come bound by any contract, instrument or other agreement which would prohibit or limit the ability of Borrower to make any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its Equity Interests.

7.20          Trading with the Enemy Act.

Engage in any business or activity in violation of the Trading with the Enemy Act.

46

7.21          Additional Negative Pledges.

Create or otherwise cause or suffer to exist or become effective, directly or indirectly, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of Agent and Lenders) on the creation or existence of any Lien upon the assets of Borrower, other than Permitted Encumbrances, or (ii) any contractual obligation which may restrict or inhibit Agent’s rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1          Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent, provided that Lenders may, in their sole discretion, elect not to make an Advance if the conditions set forth below are satisfied or waived:

(a)          Other Documents. Agent shall have received the executed Other Documents, all in form and substance satisfactory to Agent;

(b)          Closing Certificate. Agent shall have received a closing certificate signed by the Secretary or Assistant Secretary of Borrower, dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, and (ii) on such date no Default or Event of Default has occurred or is continuing;

(c)          Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement or any Other Document or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral or the collateral described in any Other Document shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(d)          Secretary’s Certificates, Authorizing Resolutions and Good Standings. Agent shall have received a certificate of the Secretary or Assistant Secretary of Borrower in form and substance satisfactory to Agent dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors of Borrower authorizing (x) the execution, delivery and performance of this Agreement and each Other Document to which Borrower is a party (including authorization of the incurrence of indebtedness, borrowing of Revolving Advances and Term Loan), and (y) the granting by Borrower of the security interests in and liens upon the Collateral to secure all of the Obligations (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of Borrower authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of Borrower as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of Borrower in its jurisdiction of organization and each applicable jurisdiction where the conduct of Borrower’s business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction;

47

(e)          Legal Opinion. Agent shall have received the executed legal opinions of counsel to Borrower, in form and substance satisfactory to Agent, which shall cover such matters incident to the transactions contemplated by this Agreement and the Other Documents, as Agent may reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(f)          No Litigation. No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Borrower (A) in connection with this Agreement, the Other Documents, or any of the transactions contemplated hereby or thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the transactions contemplated by this Agreement or the Other Documents shall have been issued by any Governmental Body;

(g)          Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Agent, of the Policies;

(h)          Fees. Agent shall have received all fees and expenses, including fees and expenses of counsel to Agent and Lenders, payable to Agent and Lenders on or prior to the Closing Date hereunder;

(i)          Insurance. Agent shall have received in form and substance satisfactory to Agent, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, (ii) insurance certificates issued by Borrower’s insurance broker containing such information regarding Borrower’s casualty and liability insurance policies as Agent shall request and naming Agent as an additional insured, lenders loss payee and/or mortgagee, as applicable, and (iii) loss payable endorsements issued by Borrower’s insurer naming Agent as lenders loss payee and mortgagee (as to casualty/business interruption insurance and additional insured, as to liability), as applicable;

(j)          Payment Instructions. Agent shall have received written instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(k)          Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

(l)          No Adverse Material Change. (i) Since December 31, 2011, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;

(m)          Compliance with Laws. Agent shall be reasonably satisfied that Borrower is in compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Trading with the Enemy Act; and

(n)          Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

8.2          Conditions to Each Advance. The agreement of Lenders to make any Advances requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made, provided that Lenders may, in their sole discretion, elect not to make an Advance if the conditions set forth below are satisfied or waived:

(a)          Representations and Warranties. Each of (x) the representations and warranties made by Borrower in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and (y) each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement, shall be true and correct in all respects on and as of such date as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date, in which case such representation or warranty shall have been true and correct in all respects on such date); and

(b)          No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date.

Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

48

ARTICLE IX

INFORMATION AS TO BORROWERS

Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1          Disclosure of Material Matters.

Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral.

9.2          Environmental Reports.

Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.5, a Compliance Certificate signed by the President (or such other officer permitted to execute the Compliance Certificate) of Borrower stating, to the best of his/her knowledge, that Borrower is in compliance in all material respects with all federal, state and local Environmental Laws. To the extent Borrower is not in compliance with the foregoing laws, the Compliance Certificate shall set forth with specificity all areas of non compliance and the proposed action the Borrower will implement in order to achieve full compliance.

9.3          Litigation.

Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding affecting Borrower, whether or not the claim is covered by insurance, and of any litigations, suit or administrative proceeding, which in any such case affects the Collateral or which could reasonably be expected to have a Material Adverse Effect.

9.4          Material Occurrences.

Promptly notify Agent in writing upon obtaining knowledge of the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; and (c) any other development in the business or affairs of Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto.

9.5          Annual Financial Statements.

Furnish Agent within ninety (90) days after the end of each fiscal year of Borrower, audited, consolidated and consolidating financial statements of Borrower and its Subsidiaries including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and accompanied by a report and opinion (which report and opinion shall be prepared in accordance with generally accepted auditing standards) of an independent certified public accounting firm selected by Borrower and satisfactory to Agent (the “Accountants”). In addition, the reports shall be accompanied by a Compliance Certificate.

49

9.6          Quarterly Financial Statements.

Furnish Agent within forty-five (45) days after the end of each fiscal quarter, unaudited consolidated and consolidating balance sheet of Borrower and unaudited consolidated and consolidating statements of income and stockholders’ equity and cash flow of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such month and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to Borrower’s business. The reports shall be accompanied by a Compliance Certificate regarding the quarter then ended.

9.7          Other Reports.

Furnish Agent as soon as available, but in any event within (i) ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as Borrower shall send to its stockholders and (ii) five (5) days after the same are sent, copies of all reports filed on Form 8-K, Form 10-Q and Form 10-K that Borrower may make to, or file with, the SEC.

9.8          Additional Information.

Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Other Documents have been complied with by Borrower including, without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of Borrower’s opening of any new office or place of business or Borrower’s closing of any existing office or place of business.

9.9          Notice of Suits, Adverse Events.

Furnish Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to Borrower by any Governmental Body or any other Person that is material to the operation of Borrower’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by Borrower with any Governmental Body or Person, and (iv) copies of any material notices and other material communications from any Governmental Body or Person which specifically relate to Borrower.

9.10          Additional Documents.

Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

50

ARTICLE X

EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1          Nonpayment.

Failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or failure to pay when due any other liabilities or make any other payment, fee or charge provided for herein or in any Other Document when due;

10.2          Breach of Representation.

Any representation or warranty made or deemed made by Borrower in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

10.3          Financial Information.

Failure by Borrower to (i) furnish financial information or other reports required under ARTICLE IX when due, (ii) furnish financial information or other reports either required to be delivered with request under any other section hereof and/or requested by Agent in accordance herewith within a commercially reasonable period of time after delivery thereof is required hereunder or such request is made (as applicable), or (ii) permit the inspection of its books or records or Collateral or access for appraisals in accordance with the terms hereof;

10.4          Judicial Actions.

Issuance of a notice of Lien, levy, assessment, injunction or attachment against any Collateral which is not stayed or lifted within thirty (30) days;

10.5          Noncompliance.

Except as otherwise provided for in Sections 10.1, 10.3 and 10.5, (i), failure or neglect of Borrower or any Person to perform, keep or observe any term, provision, condition or covenant herein contained, or contained in any Other Document or any other agreement or arrangement, now or hereafter entered into between Borrower or any Guarantor or such Person, and Agent or any Lender, or (ii) failure or neglect of Borrower or any Person to perform, keep or observe any term, provision, condition or covenant contained in Sections 4.7, 4.8, 4.10, 6.1, 6.3, 6.4 or 9.3 which is not cured within ten (10) days from the occurrence of such failure or neglect.

10.6          Judgments.

Any judgment or judgments, writ(s), order(s) or decree(s) for the payment of money are rendered against Borrower or any Guarantor and (i) action shall be legally taken by any judgment creditor to levy upon assets or properties of Borrower or any Guarantor to enforce any such judgment, or, (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any Liens arising by virtue of the rendition, entry or issuance of such judgment upon assets or properties of Borrower or any Guarantor shall be senior to any Liens in favor of Agent on such assets or properties; provided that no such judgment, writ, order or decree shall constitute an Event of Default if Borrower or such Guarantor, as applicable, are contesting such judgment, writ, order or decree in good faith and established reserves satisfactory to Agent acting in a commercially reasonable manner;

51

10.7          Bankruptcy.

Borrower or Guarantor or any Subsidiary of a Guarantor shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

10.8          Inability to Pay.

Borrower or Guarantor or any Subsidiary of a Guarantor shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

10.9          Material Adverse Effect.

The occurrence of any Material Adverse Effect;

10.10          Lien Priority.

Any Lien created hereunder or under any Other Document or provided for hereby or thereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest, except (i) as otherwise permitted in clauses (h) or (j) of the definition of Permitted Encumbrances which Liens arising thereby are senior by operation of law, (ii) as otherwise permitted in clause (k) of the definition of Permitted Encumbrances which Liens arising thereby were perfected prior to the Closing Date, or (iii) Liens with respect to property taxes or other taxes that have priority as a matter of applicable state law or federal law but only to the extent that such taxes are either not yet due and payable or are being Properly Contested, or Borrower or any other Person acting on its behalf shall so claim except as a result of Agent’s or any Lender’s gross negligence;

52

10.11          General Cross Default.

Either (x) any specified “event of default” under any other Indebtedness of Borrower shall occur, in any such case after giving effect to any applicable notice, grace or cure periods, or (y) a default of the obligations of Borrower under any other agreement to which it is a party shall occur which causes a Material Adverse Effect which default is not cured within any applicable grace period;

10.12          Change of Control.

Any Change of Control shall occur;

10.13          Invalidity.

Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on Borrower or any Person, or Borrower or any Person shall so claim;

10.14          Licenses.

Any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license or permit of Borrower or any Guarantor, the continuation of which is material to the continuation of Borrower’s business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license or permit which is material and such proceedings shall not be dismissed or discharged within thirty (30) days, or (C) schedule or conduct a hearing on the renewal of any license or permit necessary for the continuation of Borrower’s or any Guarantor’s business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license or permit; or

10.15          Seizures.

Any portion of the Collateral shall be seized or taken by a Governmental Body, or Borrower or, except to the extent set forth on Schedule 5.7, the title and rights of Borrower shall become the subject of a claim, litigation, suit or other proceeding which could, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents.

53

ARTICLE XI

LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT

11.1          Rights and Remedies.

(a)          Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 or 10.8 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances (including the Revolving Credit Commitments) shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter, at the option of Required Lenders, all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances (including the Revolving Credit Commitments, provided that, without the consent of the Required Lenders, the Revolving Credit Lenders acting unanimously may terminate the Revolving Credit Commitments) and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws, all Obligations shall be immediately due and payable and the obligation of Lenders to make Advances hereunder (including the Revolving Credit Commitments) shall be terminated. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of Borrower’s premises or other premises without legal process and without incurring liability to Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrower to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by Borrower. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Borrower shall remain liable to Agent and Lenders therefor.

(b)          To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, Borrower acknowledge and agree that it is not commercially unreasonable for Agent (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Obligors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Obligors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to dispose of assets in wholesale rather than retail markets, (x) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Borrower acknowledge that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to Borrower or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

54

(c)          Borrower recognizes that Agent may be unable to effect a public sale of any or all the Pledged Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, consents to such private sale. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(d)          Borrower agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 11.1 valid and binding and in compliance with any and all other applicable requirements of law. Borrower further agrees that a breach of any of the covenants contained in this Section 11.1 will cause irreparable injury to Agent and Lenders, that Agent and Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 11.1 shall be specifically enforceable against Borrower, and Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under this Agreement.

11.2          Agent’s Discretion.

Subject to the rights of Lenders under this Agreement and the Other Documents, Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder.

55

11.3          Setoff.

Subject to Section 14.11, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, (i) to apply Borrower’s property held by Agent and such Lender to reduce the Obligations, and (ii) to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to Borrower, including without limitation any and all rights of such setoff with respect to any deposit accounts or other deposits of Borrower held by Agent or such Lender.

11.4          Rights and Remedies not Exclusive.

The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5          Allocation of Payments After Event of Default.

Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations (including without limitation any amounts outstanding under any of the Other Documents) or in respect of the Collateral may, at Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Other Documents and any protective advances made by Agent with respect to the Collateral under or pursuant to the terms of this Agreement or any Other Document;

SECOND, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each Lender to the extent owing to such Lender pursuant to the terms of this Agreement;

THIRD, to the payment of all of the Obligations consisting of accrued fees and interest with respect to the Revolving Advances;

FOURTH, to the payment of the outstanding principal amount of the Revolving Advances;

FIFTH, to the payment of all of the Obligations consisting of accrued interest on account of the Term Loan;

SIXTH, to the payment of the outstanding principal amount of the Term Loan;

56

SEVENTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses “FIRST” through “SIXTH” above; and

EIGHTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding applicable Advances) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, FIFTH” and “SIXTH” above (provided that, as among the Revolving Lenders, each Lender shall receive its share of any such payments based on the respective Ratable Shares of the Revolving Lenders).

ARTICLE XII

WAIVERS AND JUDICIAL PROCEEDINGS

12.1          Waiver of Notice.

Borrower hereby waives notice of non-payment, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2          Delay.

No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3          Jury Waiver.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

57

ARTICLE XIII

EFFECTIVE DATE AND TERMINATION

13.1          Term.

This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until October 31, 2012 (the “Term”) unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon ten (10) days’ prior written notice upon payment in full of the Obligations.

13.2          Termination.

The termination of the Agreement shall not affect Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue hereafter, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations (other than contingent indemnity claims not yet asserted or threatened) have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower’s Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been indefeasibly paid and performed in full after the termination of this Agreement or Borrower have furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full.

ARTICLE XIV

REGARDING AGENT

14.1          Appointment.

Each Lender hereby designates PPVA to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees, charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

58

14.2          Nature of Duties.

Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of Borrower. The duties of Agent as respects the Advances to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

14.3          Lack of Reliance on Agent and Resignation.

Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Other Documents or the financial condition of Borrower, or the existence of any Event of Default or any Default.

59

Agent may resign on sixty (60) days’ written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrower (provided that no such approval by Borrower shall be required (i) in any case where the successor Agent is one of Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including the Security Agreement), and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After any Agent’s resignation as Agent, the provisions of this ARTICLE XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this ARTICLE XIV shall inure to its benefit a to any actions taken or omitted to be taken by it in connection with such Liens).

14.4          Certain Rights of Agent.

If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

14.5          Reliance.

Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

60

14.6          Notice of Default.

Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.7          Indemnification.

To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent (in proportion to its respective portion of the sum of (A) the aggregate unpaid principal amount of the Term Loan then outstanding plus (B) the Maximum Revolving Advance Amount then in effect or, if the Revolving Credit Commitments have been terminated, the total aggregate outstanding principal balance of all Revolving Advances at such time plus the total aggregate participations of all Revolving Credit Lenders in the outstanding Letters of Credit at such time), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

14.8          Agent in its Individual Capacity.

With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

61

14.9          Borrower’s Undertaking to Agent.

Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the Borrower’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.10          No Reliance on Agent’s Obligor Identification Program.

Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with Borrower, their Affiliates or their agents, this Agreement, the Other Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record-keeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other laws.

14.11          Other Agreements.

Each of Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

ARTICLE XV

MISCELLANEOUS

15.1          Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Borrower, any Lender or Agent with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Borrower, each Lender and Agent accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower, each Lender and Agent hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower, such Lender or such Agent at its address set forth in Section 15.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent’s option, by service upon Borrower which Borrower irrevocably appoints as Borrower’s Agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower, each Lender and Agent waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Borrower waives the right to remove any judicial proceeding brought against Borrower in any state court to any federal court unless the nature of the claim requires that it be brought in federal court.

62

15.2          Entire Understanding.

(a)          This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract, law, tort law or otherwise) and the documents executed concurrently herewith contain the entire understanding among Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower’s, Agent’s and each Lender’s respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b)          The Required Lenders, Agent and Borrower may, subject to the provisions of this Section 15.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrower thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:

(i)          increase any Commitment Percentage or the maximum dollar amount of any commitment of any Lender (including any amendment that will have the effect of increasing the Revolving Credit Commitment Amount of any Lender) or the Maximum Revolving Advance Amount without the consent of all Lenders;

(ii)          extend the Term or the maturity of any Advances or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrower to Lenders pursuant to this Agreement without the consent of each Lender directly affected thereby other than any waiver of the application of the Default Rate hereunder;

63

(iii)          alter, amend or modify the definition of the term Required Lenders, Section 2.9(a), Section 2.9(b), any provision regarding the pro rata treatment of or sharing of payments by Lenders or requiring all Lenders to authorize the taking of any action or this Section 15.2(b) without the consent of all Lenders;

(iv)          release all or substantially all of the Collateral without the consent of all Lenders;

(v)          change the rights and duties of Agent without the consent of Agent;

(vi)          release any Guarantor without the consent of all Lenders;

(vii)          subordinate the priority of the Liens in the Collateral in favor of Agent, for the benefit of Agent and each Lender, to any Liens therein held by any other Person without the consent of all Lenders; or

(viii)          alter the priority of allocation of payments and proceeds of Collateral provided for in Section 11.5 without the consent of Agent and all Lenders.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrower, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrower, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

15.3          Successors and Assigns; Participations; New Lenders.

(a)          This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that Borrower may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

(b)          Borrower acknowledge that one or more Lenders may at any time and from time to time sell participating interests in its Revolving Credit Commitment Percentage and its interest in the Revolving Advances and/or its interest in the Term Loan (without the consent of Agent, the Borrower or any other Lender) to other financial institutions (each such transferee or purchaser of a participating interest, a “Participant”); provided that no Lender may grant any such Participant any rights to consent with respect to any amendments, supplement, modification or waiver with respect to this Agreement or any Other Documents except that such Participant may be granted consent rights with respect to any amendments, supplement, modification or waiver requiring the consent of such Lender or of all Lenders under Section 15.2(b)(i), (ii) or (iv). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that Borrower shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Borrower hereby grant to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances.

64

(c)          Any Lender, with the consent of Agent (and, with respect to Revolving Credit Lenders, so long as no Event of Default has occurred and is continuing, Borrower, such consent not to be unreasonably withheld or delayed) which shall not be unreasonably withheld or delayed, may sell, assign or transfer all or any part of its rights and obligations under or relating to its Revolving Credit Commitment Percentage and its interest in the Revolving Advances and/or its interest in the Term Loan under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a “Purchasing Lender” and together with each Participant, each a “Transferee” and collectively, the “Transferees”), in minimum amounts of not less than $1,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Revolving Credit Lender or Term Loan Lender (as applicable) thereunder with the applicable Commitment Percentage(s) as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the applicable Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the applicable Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(d)          Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the applicable Advances recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender.

65

(e)          Borrower authorize each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender’s credit evaluation of Borrower.

15.4          Application of Payments.

Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

15.5          Indemnity.

Borrower shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of Agent or any Lender (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the indemnitees described above in this Section 15.5 by any Person under any Environmental Laws or similar laws by reason of Borrower’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Substances and Hazardous Waste, or other Toxic Substances. Additionally, if any Taxes (other than Excluded Taxes but including any Other Taxes) shall be payable by Agent, Lenders or Borrower on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrower will pay (or will promptly reimburse Agent and Lenders for payment of) all such Taxes, including interest and penalties thereon, and will indemnify and hold the indemnitees described above in this Section 15.5 harmless from and against all liability in connection therewith.

66

15.6          Notice.

Any notice or request hereunder may be given to Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 15.6. Any notice, request, demand, direction or other communication (for purposes of this Section 15.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a “Website Posting”) if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 15.6) in accordance with this Section 15.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 15.6 or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 15.6. Any Notice shall be effective:

(a)          In the case of hand-delivery, when delivered;

(b)          If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c)          In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting (with respect to Agent and Lenders only) or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d)          In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e)          In the case of electronic transmission, when actually received;

(f)          In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 15.6; and

(g)          If given by any other means (including by overnight courier), when actually received.

67

Any Lender giving a Notice to Borrower shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.

If to Agent:	Platinum Partners Value Arbitrage Fund, L.P. 152 West 57th Street, 4th Floor New York NY 10019 Attention: Mark Nordlicht Telephone: (212) 582-2222 Facsimile: (212) 582-2424 E-mail:
with a copy to:	Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, NY 10174 Attention: Eliezer M. Helfgott Telephone: (212) 885-5431 Facsimile: (212) 885-5001 E-mail: ehelfgott@blankrome.com
If to a Lender other than Agent:	as specified on the signature pages hereof
If to Borrower:	Absolute Life Solutions, Inc. 45 Broadway, 6th Floor New York, New York 10006 Attention: Avrohom Oratz Telephone: (212) 201-4070 Facsimile: (212) 201-4071 E-mail: aoratz@absolutels.com

with a copy to:	Krieger & Prager LLP 39 Broadway, Suite 920 New York, New York 10006 Attention: Samuel M. Krieger Telephone: (212) 363-2900 Facsimile: (212) 363-2999 E-mail: skrieger@kplawfirm.com

15.7          Survival.

The obligations of Borrower under Sections 3.4, 3.5 4.18(g), 15.5 and 15.9 and the obligations of Lenders under Sections 2.2, 2.8(c) and 14.7, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

15.8          Severability.

If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

68

15.9          Expenses.

All costs and expenses including reasonable attorneys’ fees (including the allocated costs of in house counsel) and disbursements incurred by Agent on its behalf or on behalf of Lenders and each other holder of the Obligations (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the preparation, negotiation, execution, delivery, entering into syndication, modification, amendment, administration and enforcement of this Agreement and the Other Documents or any consents or waivers hereunder or thereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent’s security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Agent’s or any Lender’s rights hereunder or under the Other Documents and under all related agreements, documents and instruments whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent’s or any Lender’s transactions with Borrower, or (e) in connection with any advice given to Agent with respect to its rights and obligations under this Agreement or the Other Documents and all related agreements, may be charged to Borrower’s Account and shall be part of the Obligations.

15.10          Injunctive Relief.

Borrower recognize that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

15.11          Damages.

Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to Borrower (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any other Document.

15.12          Captions.

The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

15.13          Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or by electronic transmission (including email transmission of a PDF copy) shall be deemed to be an original signature hereto.

69

15.14          Construction.

The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

15.15          Certifications From Banks and Participants; USA PATRIOT Act.

Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

[Remainder of page intentionally left blank]

Each of the parties has signed this Agreement as of the day and year first above written.

ABSOLUTE LIFE SOLUTIONS, INC.

By:
Name:
Title:

(Signatures continue on next page)

S-1 [Signature Page to Revolving Credit, Term Loan and Security Agreement]

PLATINUM PARTNERS VALUE ARBITRAGE FUND, L.P., as a Revolving Credit Lender, a Term

By:
Name:
Title:

Revolving Credit Commitment Percentage:	100%
Revolving Credit Commitment Amount:	$10,000,000
Term Loan Commitment Percentage:	__%

(Signatures continue on next page)

S-2 [Signature Page to Revolving Credit, Term Loan and Security Agreement]

[OTHER TERM LENDERS], as a Term Loan Lender

By:
Name:
Title:

Revolving Credit Commitment Percentage:	0%
Revolving Credit Commitment Amount:	$0
Term Loan Commitment Percentage:	___%

S-3 [Signature Page to Revolving Credit, Term Loan and Security Agreement]

Schedule 1.2(c)

Policy File

Purchase and Sale Agreement

Assignment to Borrower

Change of Ownership

Change of Beneficiary

Verification of Coverage

In-force Policy Illustration

Copy of Insured’s Driver License or Government Photo ID

Life Expectancy Reports

Spousal Consent(s) (if Insured is married)

Irrevocable Limited Power of Attorney